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Exhibit 23.2

CONSENT OF HOEFER & ARNETT, INCORPORATED

        In connection with the proposed merger of Hacienda Bank, Santa Maria, California with and into Heritage Oaks Bancorp, Paso Robles, California, the undersigned, acting as an independent financial analyst to the common shareholders of Heritage Oaks Bancorp, hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.

August 11, 2003
/s/ HOEFER & ARNETT, INCORPORATED HOEFER & ARNETT, INCORPORATED AUSTIN, TEXAS

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CONSENT OF HOEFER & ARNETT, INCORPORATED